Exhibit 5.1

JOHN SELLERS

(650) 843-5070

jsellers@cooley.com

October 13, 2011

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by NeoPhotonics Corporation (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission covering the offering of up to 750,000 shares of the Company’s Common Stock, par value $0.0025 per share (the “Common Stock”), pursuant to the Company’s 2011 Inducement Award Plan (the “Plan Shares”).

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, the Company’s 2011 Inducement Award Plan (the “Plan”) and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Plan Shares, when sold and issued in accordance with the Plan, and the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

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Sincerely,

Very truly yours,

COOLEY LLP

By:	/s/ John H. Sellers
John H. Sellers

[SIGNATURE PAGE TO 5.1 OPINION (FORM S-8)]